Exhibit 23







                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 and S-3 (No. 33-95562329) and in the Registration Statements on Forms S-8 (Nos. 33-95602114 and 33-96583181) of Curtiss-Wright Corporation of our report dated January 31, 2001 which appears in the
Curtiss-Wright Corporation 2000 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 31, 2001 on the financial statement schedule, which appears in this Form 10-K.










/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
March 16, 2001